Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Center Bancorp, Inc.:

We consent to the incorporation by reference in the Registration Statements No. 33-72176, No. 333-37436, No. 333-37434 and 333-116174 on Form S-8 and Registration Statements No. 33-72178, No. 333-100884 and No. 333-119932 on Form S-3 of Center Bancorp, Inc. of our reports dated March 9, 2005, relating to the consolidated statements of condition of Center Bancorp, Inc. and subsidiary as of December 31, 2004 and 2003 and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2004, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004,which reports are incorporated by reference in the December 31, 2004 Annual Report on Form 10-K of Center Bancorp, Inc.

KPMG LLP

Short Hills, New Jersey

March 15, 2005